Exhibit 99.1

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EDITED TRANSCRIPT

TDW - Tidewater Inc. Earnings Call for the Three Months Ended

December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

EVENT DATE/TIME: MARCH 15, 2018 / 3:00PM GMT

OVERVIEW:

Co. reported 3Q18 Successor period revenues of $104.5m and net loss of $23.6m or $1.02 per common share.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

C O R P O R A T E P A R T I C I P A N T S

Jason Stanley

Jeffrey A. Gorski Tidewater Inc. - Executive VP & COO

John T. Rynd Tidewater Inc. - President, CEO & Director

Quinn P. Fanning Tidewater Inc. - Executive VP & CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

John Eric Deysher Bertolet Capital LLC - President, Chief Compliance Officer, and Portfolio Manager

Joseph Donough Gibney Capital One Securities, Inc., Research Division - Senior Analyst

Synnøve Gjønnes Pareto Securities, Research Division - Analyst

Turner Holm Clarksons Platou Securities AS, Research Division - Director

Tord Augestad Arctic Securities - Analyst

P R E S E N T A T I O N

Operator

Welcome to the earnings conference call for the three months ended December 31, 2017, and the nine-month transition period from April 1, 2017, through December 31, 2017. My name is John, and I will be your operator for today's call. (Operator Instructions) Please note, the conference is being recorded.

And I will now turn the call over to Jason Stanley.

Jason Stanley

Thank you, John. Good morning, everyone, and welcome to Tidewater's earnings conference call for the period ended December 31, 2017. I am Jason Stanley, Tidewater's Director, Investor Relations, and I would like to thank you for your time and interest to Tidewater. With me this morning on the call are our President and CEO, John Rynd; Quinn Fanning, our Chief Financial Officer; Jeff Gorski, our Chief Operating Officer; Bruce Lundstrom, our General Counsel and Secretary.

Following a few formalities, I will turn the call over to John for his initial comments, to be followed by Quinn's financial review. John will then provide some final wrap-up comments, and we will then open the call for your questions.

During today's conference call, we may make certain comments that are forward-looking and not statements of historical fact. I know that you understand there are risks, uncertainties and other factors that may cause the company's actual future performance to be materially different from that stated or implied by any comment that we make during today's conference call.

Also during the call, we will present both GAAP and non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the last evening's press release. Additional information concerning the factors that could cause actual results to differ materially from those stated or implied by the forward-looking statements may be found in the risk factors section of Tidewater's most recent Form 10-K.

With that, I will turn the call over to John.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thank you, Jason. Good morning, everyone, and thank you for joining the Tidewater call.

I will first say that I am pleased and honored to join Tidewater as the company's President and CEO. I feel strongly that the management team - with Larry Rigdon's leadership as Interim CEO - has set the company on the right track to maintain a solid foundation and market position as the offshore sector improves in the years ahead. With that, I will provide some highlights on the past quarter, give you a brief summary of our progress to date, and with the benefit of just a few weeks at the helm, address how I see our current priorities.

For the fourth quarter of 2017, we reported a net loss of $23.6 million, or $1.02 per common share, on revenues of $104.5 million. Note that the December's quarter's loss included $19.8 million or $0.82 per share, of reorganization items and asset impairment charges. Also, the loss per share or adjusted loss per share is based on 23.1 million weighted average shares outstanding and excludes our Jones Act-related New Creditor Warrants. EBITDA for the December quarter, which includes $2.6 million of stock-based compensation expense, was $13.3 million.

Our results for the quarter reflect the continued weakness in the offshore supply vessel market. While oil prices have continued to improve and appeared to somewhat stabilized, our customers have begun, at least in some cases, to commit to new offshore projects, the increase in spending is not yet significant enough to offset the declines over the past several years. With no intent to dismiss the relatively bullish outlook for the summer season in the North Sea that has been well articulated by the analyst community and a modest pickup we have observed in tendering activity and customer inquiries, we expect the global OSV market to remain challenging in 2018. As a result, the management team will continue to work to position the company for sustained profitability and future growth.

During my time as CEO, Tidewater remained committed to safe and compliant operations and to globally supporting our customers with a young modern fleet and with high-quality service in all water depths in which they operate. These core principles will always remain our highest priorities as we execute our post-restructuring business plan. These attributes will also position the company as a possible consolidator, if and when the right opportunities present themselves.

Having just recently joined the company, I am pleased to see what the team has done to adapt to the realities of this lengthy downturn. As you heard from Larry and Quinn last quarter, several significant streamlining initiatives have been underway for several months, including the consolidation of four geography-based reporting segments into three reporting segments, and the elimination of management structures that were made redundant as a result of such consolidation. Staff, wage and benefit reductions have been significant. In addition, the company has stacked underutilized equipment and selectively disposed of vessels in recent quarters.

Going forward, while I do not believe we will shrink our way to long-term growth and profitability, we will continue to look at the company's operating footprint and associated shore-based support costs in order to identify opportunities for additional cost savings and achieve the company's near-term objective of reaching cash flow breakeven. Due to the nature and scope of several of the changes in process, the company may incur restructuring charges at some point in 2018. It may also take a couple of quarters for recently implemented cost reductions to be fully reflected in our financial results. As we exit 2018, run rate G&A, again excluding stock-based compensation expense, should be below $25 million per quarter or down +50% from pre-downturn levels.

As I mentioned, another focus area for our team at the moment is the continued rationalization of our vessel fleet. We are continuing to evaluate the status of our stacked fleet and its suitability for our customers' future requirements on a region-by-region basis. You have heard from us, our peers and a number of analysts that there is a significant overcapacity problem in the OSV sector. As a market leader, Tidewater will do its part to reduce excess vessel capacity, either by scrapping or selling outside of the oil and gas services industry the older, less capable vessels that can only serve to impede a sustained improvement in OSV utilization and day rates, and ultimately will cause the OSV sector to generally lag expected increases in offshore drilling activity.

Subsequent to December 31, Tidewater's dispose of 18 vessels, 16 of which were sold as scrap. In the last four years, the company has disposed of 76 vessels, 28 of which were sold as scrap. Tidewater will continue to report its progress on further rationalizing the fleet.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

A third near-term priority we have is to refine plans to cost-effectively reactivate currently idle equipment, recognizing that the ownership of modern, high specification, but currently inactive tonnage and the ability to fund reactivations when the customer can help us make the business case to do so are potential competitive advantages for Tidewater.

And now, I will turn the call over to Quinn Fanning to cover our financial performance this quarter.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

Thank you, John. Good morning, everyone. As you know, we issued our earnings press release after the market closed yesterday. Our transition report for the period from April 1, 2017, through December 31, 2017, will be filed on Form 10-K through the EDGAR filing service later today. The nine-month transition period is consistent with the company's previously disclosed decision to change our fiscal year-end from March 31 to December 31.

As was highlighted in earnings press release and will be more fully explained on the company's December 31, 2017, 10-K, upon emergence on July 31, 2017, from a court-supervised restructuring, the company adopted "fresh start" accounting and will report its financial position and results of operations through July 31 as "Predecessor" activities. We will report our financial position and results of operations subsequent to July 31 as "Successor" activities.

I will also call your attention to the financial tables included with last evening's press release. Financial results, balance sheet data and select operating statistics are presented covering five quarters (or equivalent periods), straddling both Predecessor and Successor activities. Similarly, operating and financial detail is presented by asset class and based on our three geography-based reporting segments.

We have also included consolidated EBITDA as a non-GAAP performance and liquidity measure, as well as reconciliations to the most directly comparable GAAP financial measures.

With that context (and as John noted), we reported net loss for the three months ended December 31, 2017, of $23.6 million or $1.02 per common share. The net loss includes $16.8 million, or $0.72 per share, in non-cash asset impairment charges that resulted from impairment reviews undertaken during the period and $2.4 million, or $0.10 per share, of reorganization items related to the company's chapter 11 proceedings. John also referenced the exclusion of the Jones Act-related warrants from the calculation of the loss per share, which is due to U.S. GAAP's anti-dilution rules.

As previously disclosed, with the settlement of the remaining sale-leaseback claim, as of mid-February 2018, in total, the company had approximately 30 million common shares and New Creditor Warrants outstanding. As many of you know, the New Credit Warrants have a strike price of $0.001 per share. So at least in our view, the New Credit Warrants are economically equivalent to common shares.

Vessel revenue and vessel operating margin for the quarter ended December 31 was $101 million and $33 million, respectively. In percentage terms, vessel operating margin for the quarter was approximately 33%.

Consolidated EBITDA for the three months ended December 31, 2017, which excludes reorganization items and asset impairment charges, but includes $2.6 million of stock-based compensation expense, was $13.3 million. For reference, consolidated EBITDA for the four quarters (or equivalent periods) ended December 31, 2017, was $71.6 million. Again, EBITDA here excludes reorganization items and asset impairment charges, but for this period, includes $4.6 million of stock-based compensation expense and $15.8 million of vessel operating lease expense. The vessel operating lease expense relates to the 16 vessels that were returned to their respective owners in connection with our Plan of Reorganization and, therefore, will not be a factor in go-forward financial results. Tables reconciling EBITDA to our net loss and cash provided or used in operating activities are on Page 26 of our press release.

Interest expense for the December quarter, which reflects our post-reorganization capital structure, was $7.8 million. While we recognized the $2.7 million tax benefit in the December quarter, cash paid for taxes during the same period was approximately $3.3 million, which is generally consistent with our quarterly outlays for taxes over the last couple of quarters (or equivalent periods). As noted in prior earnings calls, cash taxes are primarily driven by revenue-based taxation and foreign jurisdictions. I highlight interest and tax expense in particular to make the point that our fixed charge

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017 burden, which includes G&A, excluding stock-based compensation expense, interest expense and cash taxes, is trending toward $35 million to

$40 million per quarter. We think vessel operating margin relative to our fixed charge burden is a reasonable proxy for cash produced (or consumed) by operating activities, and is a basis upon which we and you can measure the company's quarter-over-quarter progress towards our goal of a cash flow breakeven.

Looking at the fleet, the average number of vessels in our fleet for the December quarter was 229 vessels, which is down 22 vessels from the average number of vessels for the three month period ended September 30, 2017. Of the 22 vessel decrease quarter-over-quarter, the return of leased vessels to their respective owners in connection with our Plan of Reorganization accounted for 15 vessels. Note that leased vessels that were returned to the owners pursuant to our Plan had an average age of 12 years. As John noted, we have scrapped and otherwise disposed of a number of vessels subsequent to December 31, so the average owned and operated fleet (and the stacked fleet in particular) should be further reduced during the March quarter. I will also note that the impairment charges recognized during the December quarter were driven by our decision to scrap vessels that are less likely to return to service in the Tidewater fleet over the next couple of years.

Of the 229 owned and operated vessels, on average, 140 vessels were active in the December quarter. Average active vessels and available days for the active fleet, which were approximately 12,900 days in the December quarter, have been relatively consistent over the last couple of quarters (or equivalent periods). Utilization of the active fleet, at 78.1% in the December quarter, was up approximately 1 percentage point quarter-over-quarter. Average day rates for the December quarter were approximately $10,100 and generally consistent with average day rates over the last couple of quarters.

Perhaps obviously, vessel revenue is a function of days available for the active fleet, utilization of the active fleet and average day rates, all of which we now summarize in the financial schedules, which are included with our press release. As noted earlier, additional financial and operating statistics are also included with the press release by asset class and geo-market.

Since our last earnings conference call, I will also note that the company completed the sale of its ROV assets for approximately $23 million.

The company also successfully resolved all outstanding disputes with the U.S. shipyard over the construction of two 5,400 deadweight ton PSVs. The first vessel has been delivered, and the second is scheduled for delivery in early summer, which will increase the U.S. flag fleet to 10 vessels, 9 of which are large, modern deepwater PSVs.

Finally, as required by the indenture governing $350 million senior secured notes that are due in 2022, on February 2, 2018, the company commenced an offer to purchase, at par, up to $24.7 million of such notes using a portion of proceeds that the company has realized from asset dispositions. Less than $50,000 of notes were tendered in accordance with the terms and conditions of the tender offer and were ultimately purchased by the company. The remainder of the $24.7 million, including $21.3 million that was classified as restricted cash on our balance sheet at December 31,2017, is now available for use by the company in any manner that is not prohibited by the indenture. To the extent we report restricted cash on our balance sheet, it will likely be related to our ongoing requirement to offer to purchase notes with a portion of asset disposition proceeds. As a result, we think of our net debt position as gross interest-bearing debt net of cash and restricted cash.

In regards to the balance sheet, as mentioned on our last earnings conference call and again, at the top of my remarks today, balance sheet values as of December 31 reflect the de-levering associated with our Plan of Reorganization, emergence consideration paid in connection with the Plan and "fresh start" accounting adjustments.

With $453 million of cash, net debt at December 31 was negative $5 million and net working capital, excluding cash, was approximately $172 million.

Cash used by operating activities for the five month period following the completion of our financial restructuring was approximately $35.5 million, which includes $4.3 million of reorganization items, $1.2 million of vessel operating lease expense, which, again, relates to the vessels that were returned to the respective owners in connection with the Plan, and a $23.4 million decrease in operating assets, net of operating liabilities, $12.2 million of which relates to the payment of previously accrued restructuring-related professional services costs. So, consistent with my comments

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017 related to the relationship between vessel operating margin and fixed charges, cash provided or used in operating activities was modest in the post-restructuring period, particularly when results are adjusted for restructuring-related costs and other restructuring-related items.

Looking at long-term assets, net properties and equipment, which primarily reflects the carrying value of 227 ships owned at December 31, was

$838 million, which equates to approximately $4.6 million per active ship and approximately $2.1 million per stacked ship.

As additional data points, I will further note that, on average, the carrying value of our 42 deepwater PSVs with cargo carrying capacities above 3,800 deadweight tons is approximately $8.6 million per vessel. Twenty-one of those 42 vessels are less than five years old and have an average carrying value of approximately $9.6 million. On average, the carrying value of our seventy-three 5,500 to 10,000 brake horsepower AHTS vessels is approximately $2.1 million. Forty-six of those 73 vessels are less than ten years old and have an average carrying value of approximately $2.6 million.

Other than interest-bearing long-term debt of $443 million, the right-hand side of our post-restructuring balance sheet is pretty straightforward, with modest pension and similar liabilities and no deferred income taxes. In fact, at December 31, 2017, we are in a net deferred tax asset position, against which we have booked a 100% valuation allowance.

Shareholders' equity at December 31 was approximately $1 billion or approximately $33 per common share and Jones Act-related warrant outstanding. With essentially zero net debt, on this basis, our stock currently trades at an approximate 25% discount to post-restructuring, post "fresh start" accounting book equity.

With that, I will turn the call back over to John.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thanks, Quinn. As Quinn mentioned, based on some stability in utilization and average day rates over the past several quarters, we, like several respected analysts we follow, feel the market may be reaching a trough. Achieving a cash-neutral position by remaining primarily focused on streamlining our business will ensure that the company is prepared to navigate what we expect to be another challenging year in terms of overall offshore activity. While the worst seems to be behind us at this point, we are looking to 2019 and beyond for any significant increase in offshore exploration and development drilling, particularly in deepwater and ultra deepwater.

However, with a competitive fleet and competitive cost structure, a global operating footprint and a financial profile that is characterized by low-leverage and a strong liquidity position, we believe that Tidewater is well positioned for an eventual recovery in the offshore sector.

Thank you for joining us on the call today. And John, we can now open the line for questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) And our first question is from Joe Gibney from Capital One.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Thanks, and good morning. Good morning, John. It is good to talk to with you again.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

John T. Rynd - Tidewater Inc. - President, CEO & Director

Good morning. Thank you, Joe.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Just a question on the market, not [specifically] away from the North Sea just given what we are seeing there on the strength of high spec jack up side. Would be curious a little bit more on perspective of what has been going on in the Gulf of Mexico related to maybe the Middle East. And maybe, Jeff, if you could comment on what you are seeing from customers on seeking more term, length of term. Is it broad-based? Or are you seeing it more in this particular region? Would be curious on some perspective there as we come out of the trough.

Jeffrey A. Gorski - Tidewater Inc. - Executive VP & COO

Okay, Joe. There was a lot there that you are asking, so let me circle back. I think, first of all, the North Sea, the comment is there is an expectation for improvement in spot rates this summer. I hope that happens. We have not seen anything to date, but we are hoping for the promise to fulfill. In terms of the Gulf of Mexico itself, I think you are aware within the sector that we play in is in the deepwater side of the business of floating rigs, and we are kind of at those continued lows. And even though there is talk about some other activity, we have not really seen it.

I hope to see some improvement in 2019. But ultimately, we will see where th oil price stays in terms of stability, which is what our customers are looking for. And if that holds out, maybe more people are going into their forecasting later in this year, we will look for opportunities in places like the Gulf of Mexico and North Sea and some of the other mature basins.

Middle East continues to be strong for us in utilization. The issue is continued movement of our competitors in from Southeast Asia, but very, very strong utilization based upon not only supporting drilling activities, but also this uptick that we have seen in the construction market that we hope continues to hold on, as we are looking for improvement in terms of the drilling activity, hopefully, in 2019 and further on.

Was there any other specific area you were looking for on the customer, side?

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

No, that was it. I was just curious in your perspective on term. Are the customers seeking a little bit more term here as we come off the trough?

Jeffrey A. Gorski - Tidewater Inc. - Executive VP & COO

Yes. Sorry, Joe. So it is really interesting. The places where we have seen the request for term are places where customers are already doing some sort of longer-term investment. So as you know, any type of true further exploration or looking at some sort of greenfield developments is very limited. We have seen a few of those around the world. So across the globe, in terms of customers overwhelmingly asking for extended term, we are not seeing that.

Actually, in some other place we are working, we are seeing an increase of spot, which could be considered a situation where someone is picking up a rig for a one-, maybe two-well program. So this 3-month to 6-month activity window, which we have seen here recently, seems to be more of the interest at least where we are operating globally versus really this looking forward of a larger longer-term or multiyear duration.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Okay. Helpful. And Quinn, just a question for you, just trying to understand what you said a little bit about CapEx baseline as we think about costs flowing through over the next few quarters. And then just curious of '18. I believe you had characterized vessels sold since December 31, 16 of them into scrap. Were the 2 that were not sold to scrap coming out of the active fleet? We are just trying to get a little more granular there.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

My recollection was that maybe one was sold out of the active fleet, but we distinguish between a vessel that we scrap, which is maybe a couple hundred thousand dollar proposition, or maybe $1 million if you get into some of the larger AHTS vessels. But it is really -- they are sold into not oil and gas markets. Typically, the low end of the oil and gas markets as operational equipment where you can maybe do a little bit better in terms of price over scrapping. But, I think the point we are trying to make is that we are committed to rationalizing our fleet. We think the industry as a whole and particularly the leaders in the industry need to more seriously think about scrapping vessels rather than continuing to sit on idle equipment that, again, is just going to serve as a supply overhang as the market tries to recover.

Joseph Donough Gibney - Capital One Securities, Inc., Research Division - Senior Analyst

Understood. And CapEx near-term?

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

CapEx near-term, as I mentioned, we took delivery of one of the two deepwater PSVs that we are building in the U.S. The last one will be delivered in probably the June timetable. I think the final delivery payment on that is $4.5 million or something like that, and that is really the last outflow that we expect in connection with our fleet renewal replacement program. CapEx, otherwise, is a very modest. Typically modifications in connection with a specific customer requirement, whether it is communications package or whatever, and the very rare life extension or enhancement to a vessel that has already reached its depreciated or assumed economically useful life. And so we would expect CapEx once we take this last deepwater PSV to trail off significantly unless, of course, we decided to look at an M&A opportunity. So CapEx is modest. If you look back over the last number of quarters, our cash flow from financing activities was essentially driven by the completion of the emergence consideration to payout in connection with the reorganization. And our cash flow from investing activities has, in fact, been a source of cash as opposed to a typical use of cash because our disposition proceeds, particularly in the December quarter, which have the ROV dispositions, has, in fact, been higher than our CapEx. So we are actually generating cash from investing activities, at least in the last couple of quarters.

Operator

Our next question is from Turner Holm from Clarksons Platou.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Good morning, gentlemen. And John, congratulations on the new role.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Well, thank you very much.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Yes, we will try to take it easy on you, John, given that you are just a few weeks into your tenure. So this question, I guess, will be for anyone who wants to chime in. When you look at the operating statistics, utilization is pretty steadily creeping up over the last quarter couple of quarters, and now you see active utilization in the high 70s, approaching 80%. So first, I am curious if that trend seems to be carrying into the March quarter with the understanding that this is sort of a seasonal weak period. And then secondly, where do you see a tipping point in terms of potential improvement in day rates? Is that 85% on an active basis? Is it 90%? What is sort of the magic number, if you will? What are you looking for?

Jeffrey A. Gorski - Tidewater Inc. - Executive VP & COO

So Turner, this is Jeff Gorski. First of all, I think what you are hearing from other operators, there tends to be more interest in terms of tendering. We are also hearing this on the rig side as well. So in terms of going into the next quarter in terms of where we think active utilization is going to be, at least from that standpoint, and if you believe those tenders come to fruition in timing, I think it will continue. With regard to at what level do we get to the point that we are -- utilization is actually going to drive pricing, well, I think because of the complexity and amount of players in the OSV space, you have really got to start looking at things from a geographical perspective. I think when we get into the shorter-term opportunities and the spot market starts getting tight, it really has to do with vessel availability. So are you going to get someone to go ahead and spend the money to drive out the vessel at $1 million, $1.5 million for a 3-month job? Maybe they will. But from that perspective, we are taking a little bit of a longer-term look if we are going to activate a vessel for some sort of substantial business more than 3 months, and that is how we are looking at it. Maybe it is not the same exact opportunity, but we can back them up, and we think we have the business to continue through pass through the 6 that maybe into the next year, makes more sense. So I think that is really what is ultimately going to drive rates is -- and I think it is going to be by a geographic-to-geographic area, really has to do with what vessels are available. And if you are really to the point of reactivation, that is not something you can do overnight. Hopefully, that helps, Turner.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Yes, it does.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

I guess, I would add more color, Turner. I think the historical experience that we and our peer vessel owners have had is, as overall utilization got into the high 70s or even into the 80s, you would see an ability to push price. And I think the question you are asking relates to should you think about active utilization or overall utilization, and there is obviously a, call it, 30 percentage point delta between the two. I think what we are experiencing today is maybe a little bit different than we have experienced in the last couple of downturns, particularly after the financial crisis is that a lot of the equipment that is idle today is not easily coming back into the market without substantial investment, whether it is in special surveys or deferred maintenance or whatever. So again, I would expect that as we see utilization trend higher on an overall basis that you may see some ability to push price at levels lower than what we have seen historically, primarily because of the large investment that is going to be required to make additional equipment available into the market. But I think this recovery is going to be a little bit different than what you have seen in the past because much of the equipment has been on the side lines for so long.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Yes. I agree. I guess that is the question, right, which is the right denominator, but at least, to what we have seen...

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

(inaudible) That's the sixty-four dollar question. I think the supply overhang on paper is substantial. I think the reality is probably a lot smaller than most people assume, again, largely related to this investment that needs to be made in reactivations.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Indeed. Well, I will turn it a little bit to consolidation, which gets a lot of attention. Tidewater, clearly, is in a very strong position. You got a new CEO in place. What is sort of going to make you say now is the time to do a deal? Is it about getting to cash breakeven? Is it about seeing and feeling a turn in the market? Is it an opportunistic approach? Just trying to understand what is driving the thought process there.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Turner, I will take the first shot at that. This is John. I think that you cannot force consolidation. Obviously, we are in very unique and a good position relative to our peers. So we are in a position to do consolidation and look at it hard, which we will. And there is no time line here, and there are no deals on the table. But if something at -- any good management team always looks at M&A opportunities, whether that would be another peer in its entire fleet or individual assets that are distressed that you could plug into one of your key markets. So I think that this will be an ongoing process at Tidewater that we will look to opportunistically take advantage of the marketplace and the strength of our balance sheet.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Okay, thank you very much John. Appreciate that, and I will turn it back.

Operator

Our next question is from Synnøve Gjønnes from Pareto.

Synnøve Gjønnes - Pareto Securities, Research Division - Analyst

Good morning, guys. Thank you for taking my questions. Two questions for me, please. The first one, on your cost initiatives and your near-term objective on becoming cash flow breakeven, how much of that objective is driven by an anticipated improvement in day rates and/or utilization? And how much is expected to be driven by costs? And the second question for me is on scrapping of assets. Where should we expect seeing the most scrapping going forward in terms of regions? And also, if you can comment a bit on vessel characteristics in which you are -- you sort of find a good fit for scrapping. Thank you.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Quinn, why don't you go ahead and take that?

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

Sure. Well, as I highlighted, Synnøve, I think the starting point for us is dealing with the revenue reality as opposed to a revenue objective. We are where we are in terms of $100-plus million a quarter in vessel revenue. And what we are trying to do is size the cost structure to get to a breakeven in that context on an after-tax and after-leverage basis. I think the mandate from Larry and now, John and our board, just to be clear, is that we are going to get to a cash flow breakeven or something very close to it on the basis of the market that we have today. And parenthetically, or die trying. So I think the point is to look at structural adjustments, too. The cost structure, I think, we have harvested most of the "low-hanging fruit." As John highlighted, the wage, benefits and staffing levels have been significant in terms of reductions, and we are going to continue to look at that kind of stuff on a go-forward basis, whether it is additional rationalization of our shore base support in a particular area or region or something like that. Supply chain is also a significant potential for cost savings on a go-forward basis, particularly as we start thinking about global purchasing economies, as we think about reactivating vessels in an upturn. So again, we are not banking on some significant recovery in the market to achieve a cash flow breakeven, but we are trying to get there based on the current revenue run rate. Will we get there in one quarter, two quarters? I do not know, but

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017 we are certainly making decisions from the office closures and the like or downsizing decisions on the basis of the current run rate of revenue. That said, I think we see some positive signs in the market that would point to at least better utilization, potentially better day rates as the year progresses. And particularly, as we get into '19 when we see some uptick in drilling activity.

I think that is something we are just going to have to wait and see how the market develops, but there is positive signs out there, to some extent. In terms of vessel characteristics that we are looking at in terms of dispositions, as you would probably expect, it relates to age and specification. We believe that the market is generally focused on vessels that are 15 years older or younger on a go-forward basis. The good news is we do not have a lot of equipment that is older than 15 years, and that has been somewhat driving our decisions when we have decided to scrap a vessel here or a vessel there.

I think those were your primary questions. But we are not looking at a region per se in terms of scrapping equipment as a targeted region. If we have got good equipment in one market that would be better utilized in another market, we will move it on occasion. But really, it is vessel specification and age that drives our decision to scrap or sell outside of the oil and gas industry.

Synnøve Gjønnes - Pareto Securities, Research Division - Analyst

Okay, that made it clear. Thank you. I will go back in the que. Thank you.

Operator

Our next question is from Tord Augestad from Arctic Securities.

Tord Augestad - Arctic Securities - Analyst

Good morning, guys. I think a lot of them actually got answered. But a short one on costs. I think you showed some good progress in Q4. And I was just wondering, is there any special items or anything that drove down costs sequentially as much as it did in the quarter? Is there any dry dock that will bump back in Q2 or Q3 or stuff like that, that changes the picture somewhat? Or is this all structural?

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

I think what you are primarily seeing is us putting a lot of the restructuring-related costs behind us at this point. I think at the December quarter, we are down to essentially a trickle in terms of restructuring-related professional services costs. Will we have a bit in the March quarter? Potentially, but I do not think the numbers will be significant. I think the other thing that we take comfort in as we look at, particularly in G&A trends on a go-forward basis. A number of the wage and benefit reductions that we have implemented became effective on January 1, 2018. Some of the restructuring-related stay incentives that we have put in place are behind us starting in January. So I think when John talks about the outlook for costs is getting below kind of $25 million per quarter level in terms of G&A, excluding stock-based compensation expense, I think that is where we see the trend going from, I think, $30 million in the December quarter. And as we exit 2018, I think we are highly confident that it will be at $25 million or below in terms of quarterly G&A. So we are moving in the right direction in part because we are putting a lot of the restructuring-related professional services costs and some of the stay incentives that we have put in place during the restructuring are now generally behind us.

Tord Augestad - Arctic Securities - Analyst

Okay. So we can use the fourth quarter as sort of the vessel operating costs as a -- going forward into the second and third quarter. I guess, that is a good yardstick to use then?

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

I have to be clear. I was referring to G&A vessel operating expense, vessel operating expense...

Tord Augestad - Arctic Securities - Analyst

Yes, okay, so that is just G&A. So I was thinking more about the total vessel operating costs.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

I am sorry, I spoke over you.

Tord Augestad - Arctic Securities - Analyst

Yes, I was thinking more about total vessel operating costs in terms of crew costs and so forth.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

Yes. Again, I think that is going to be a function of active vessels, which, we would expect to be relatively stable over the next couple of quarters, depending upon activity level. I would focus more on the active vessels that you anticipate based on market trends and whatever the guidance we are providing you and focus on the vessel level operating margin numbers to back into your operating expenses. We are trying to manage to that mid-30s vessel operating margin. And to the extent that we are going to activate equipment, there may be a lag between costs, particularly crew costs, and the revenue that we generate on it, but we would expect those two to be generally moving in the same direction.

Tord Augestad - Arctic Securities - Analyst

Okay, thank you. That is all for me.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

Thank you.

Operator

Our next question is from John Deysher from Pinnacle.

John Eric Deysher - Bertolet Capital LLC - President, Chief Compliance Officer, and Portfolio Manager

Hi, good morning.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Good morning.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

John Eric Deysher - Bertolet Capital LLC - President, Chief Compliance Officer, and Portfolio Manager

Good morning. The scrapping, you mentioned you scrapped 18 vessels year-to-date. Where do you think the total scrapping might be by year-end? How many vessels do you anticipate scrapping this year?

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

Well, at December, at quarter-end, we had 89 stacked vessels. As John highlighted, we disposed of 18 vessels subsequent to December 31, 16 of which were scrapped, not 18. Yes, we will continue to look at dispositions, including scrapping on a go-forward basis. But as we get into excuse me, a stacked fleet, that is now into the low to mid-70s, I think we are getting closer where we want to be from a inactive vessels, that number is not going to get to zero until we see a significant upturn in the market. We are reactivating equipment, but have $650 plus or minus a day in terms of costs to maintain an idle vessel, there is potential for additional cost savings by eliminating elements of a stacked fleet by either disposing our scrapping them. But I would not provide you specific guidance in terms of what we plan to scrap or sell beyond the 18 that we have already done year-to-date, which John mentioned in his prepared remarks.

John Eric Deysher - Bertolet Capital LLC - President, Chief Compliance Officer, and Portfolio Manager

Okay, fine. So it's not going to continue at that rate, it sounds like.

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

I mean, not at that rate. But I think the other thing I would point out is as we have disposed of vessels in the stacked fleet, it is probably reasonable to assume that those are not the highest spec or youngest vessels. And as a result, the average quality and age of the vessels that remain idle is moving up, i.e. it's a higher-quality inactive fleet just because we are pruning because we do not expect to return to service in our fleet and potentially even in the oil and gas market overall.

John Eric Deysher - Bertolet Capital LLC - President, Chief Compliance Officer, and Portfolio Manager

Got it. That makes sense. Is there two company headquarters now? Has Houston been closed? Or where is the company's headquarters right now?

Quinn P. Fanning - Tidewater Inc. - Executive VP & CFO

As you saw from the press release this quarter, it was issued from Houston as opposed to New Orleans. John mentioned that we are continuing to look at office consolidation, but the migration, at least of the headquarters staff, is toward rather than away from Houston. So we would expect to be downsizing and, if not, ultimately closing the New Orleans operation.

Operator

Our next question is from Turner Holm from Clarksons Platou.

Turner Holm - Clarksons Platou Securities AS, Research Division - Director

Hey, guys, my additional questions were asked and answered, so anything else, I will just take off line. So yes, good luck in 2018. Thank you.

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MARCH 15, 2018 / 3:00PM, TDW - Tidewater Inc. Earnings Call for the Three Months Ended December 31, 2017 and the Nine Month Transition Period from April 1, 2017 through December 31, 2017

Jeffrey A. Gorski - Tidewater Inc. - Executive VP & COO

Thanks Turner.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thank you.

Operator

(Operator Instructions) And there are no further questions at this time.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Okay. We appreciate everybody's interest in Tidewater, and we will stay tuned for 2018 as it develops.

Jason Stanley

Yes, thank you for your time.

John T. Rynd - Tidewater Inc. - President, CEO & Director

Thank you.

Operator

Thank you, ladies and gentlemen. That concludes today's conference. Thank you for participating, and you may now disconnect.

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